UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        February 26, 1998
        ------------------------------------------------
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



        TENNESSEE                1-12762                 62-1543819
------------------------ ------------------------ -----------------------
(State of Incorporation) (Commission File Number) (I.R.S. Employer
                                                   Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press release was announced on February 27, 1998.

MEMPHIS, TN: February 27, 1998. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase on February 26th of the 152-unit Van Mark Apartments in Huntsville, AL for an all cash price of $5,140,000, funded by the company's revolving line of credit with AmSouth Bank. The property was built in 1987 and is currently 96% occupied with average rents of $526 per month. The seller was GVH Development Co., an Alabama Corporation. "The upside potential of this property is excellent considering the surrounding demographics and the fact we are buying well below replacement value. I'm very excited about repositioning this asset", comments Drew Taylor, Regional Vice-President for Mid-America.

Together  with Phase II of The Paddock Club-Huntsville  which  is
targeted   to  be  completed this summer, this  acquisition  will
bring MAA's total number of units owned in Huntsville to 544.

MAA  now  owns  33,572  apartment units in 13  states,  including
2,660 under development.

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104. 6584  Poplar  Ave., Suite 340, Memphis,
TN  38138, (901)682-6600  FAX: (901)682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           MID-AMERICA APARTMENT COMMUNITIES, INC.



Date:    March 13, 1998    /s/ Simon R.C. Wadsworth
     -------------------   -------------------------------------
                               Simon R.C. Wadsworth
                               Executive Vice President
                               (Principal Financial and Accounting Officer)